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                                                                      EXHIBIT 23





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-40879) pertaining to the 1994 Employee Stock Purchase Plan and Registration Statement (Form S-8 No. 33-16807) pertaining to the 1996 Stock Option Plan and Registration Statement (Form S-8 No. 33-80073) pertaining to the 1995 Stock Option Plan and Registration Statement (Form S-8 No. 33-87328) pertaining to the 1994 Stock Option Plan and the 1994 Management Stock Option Plan and Registration Statement (Form S-8 No. 333-72121) pertaining to the 1998 Stock Option Plan of Cannondale Corporation of our reports dated August 11, 2000, except for the second paragraph of Note 15, as to which the date is August 28, 2000, with respect to the consolidated financial statements and schedule of Cannondale Corporation included in the Annual Report (Form 10-K) for the year ended July 1, 2000.

                                                   /s/ ERNST & YOUNG LLP


Stamford, Connecticut
September 27, 2000